UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2022

Commission file number 001-16111

Global Payments Inc.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3550 Lenox Road, Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 829-8000

None

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, no par value	GPN	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Silver Lake Investment

Convertible Notes

As previously disclosed, on August 1, 2022, Global Payments Inc. (“Global Payments”) entered into an investment agreement (the “Investment Agreement”) with Silver Lake Partners VI DE (AIV), L.P. and Silver Lake Alpine II, L.P. (collectively, “Initial Silver Lake Purchasers”), relating to the issuance to the Initial Silver Lake Purchasers of $1.5 billion in aggregate principal amount of 1.00% convertible senior notes due 2029 (the “2029 Notes”). On August 8, 2022, SLA II Galaxy Holdings, L.P. and SLP VI Galaxy Holdings, L.P. (the “Silver Lake Purchasers” and, together with their affiliates, “Silver Lake”), each executed a joinder to the Investment Agreement (the “Joinder”) to assume the obligations of the Initial Silver Lake Purchasers to purchase all of the 2029 Notes, and each Silver Lake Purchaser agreed to become a “Purchaser” under the Investment Agreement, and to be fully bound by, and subject to, all of the provisions of the Investment Agreement applicable to a “Purchaser”. The transactions contemplated by the Investment Agreement (including the issuance of the 2029 Notes) closed on August 8, 2022.

As previously disclosed, on the terms and subject to the conditions set forth in the Investment Agreement, Global Payments has agreed to increase the size of Global Payments’ board of directors (the “Board”) in order to appoint to the Board, promptly following the closing contemplated by the Investment Agreement, one individual designated by the Silver Lake Purchasers that is mutually agreed with Global Payments.

In connection with the 2029 Notes issuance, on August 8, 2022, Global Payments entered into an indenture (the “Indenture”) between Global Payments and U.S. Bank Trust Company, National Association (the “Trustee”). The 2029 Notes bear interest at a rate of 1.00% per annum. Interest on the 2029 Notes is payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2023, to the holders of record on the preceding February 1 and August 1, respectively. The 2029 Notes mature on August 15, 2029, subject to earlier conversion or repurchase.

The 2029 Notes are convertible at the option of the holder at any time after the date that is eighteen months after the issuance of the 2029 Notes (or earlier, upon the occurrence of certain corporate events) until the scheduled trading day prior to the maturity date. The 2029 Notes are convertible into cash and shares of Global Payments’ common stock based on an initial conversion rate of 7.1089 shares of common stock per $1,000 principal amount of the 2029 Notes (which is equal to an initial conversion price of approximately $140.67 per share), subject to customary anti-dilution and other adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will in certain circumstances be increased for a specified period of time. Upon conversion, the principal amount of, and interest due on, the 2029 Notes are required to be settled in cash and any other amounts may be settled in shares, cash or a combination or shares and cash at Global Payments’ election.

The 2029 Notes are not redeemable by Global Payments. If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, any holder of the 2029 Notes may require that Global Payments repurchase all or any portion of the principal amount of the 2029 Notes held by such holder at a purchase price of par plus accrued and unpaid interest to, but excluding, the “Fundamental Change Repurchase Date” (as defined in the Indenture). The definition of Fundamental Change includes certain change of control transactions involving Global Payments and certain de-listing events with respect to Global Payments’ common stock.

The Indenture includes customary “events of default,” which may result in the acceleration of the maturity of the 2029 Notes under the Indenture. The Indenture also includes customary covenants for convertible notes of this type.

The foregoing summaries of the 2029 Notes and the Indenture do not purport to be complete and are subject to, and qualified in their entirety by the full text of the Indenture and the 2029 Notes, which are filed as Exhibits 4.1 and 4.2, respectively and incorporated by reference.

Capped Call Transactions

On August 8, 2022, in connection with the issuance of the 2029 Notes, Global Payments entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain financial institutions (the “Option Counterparties”), pursuant to capped call confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K. The Capped Call Transactions cover, subject to customary adjustments, the number of shares of common stock initially underlying the 2029 Notes. The Capped Call Transactions are expected generally to increase the effective conversion premium of the 2029 Notes to a cap price that will be determined at the end of the Hedging Period (as defined below), and reduce the potential dilutive effect on Global Payments’ common stock upon conversion of the 2029 Notes or, at Global Payments’ election (subject to certain conditions), offset any cash payments Global Payments is required to make in excess of the aggregate principal amount of converted 2029 Notes, as the case may be, with such reduction and/or offset subject to a cap based on the cap price. The strike price of the Capped Call Transactions will initially be $140.6687 per share. The cap price of the Capped Call Transactions will be determined at the conclusion of a hedging period under the Capped Call Transactions that will commence on August 9, 2022 and is expected to conclude on August 25, 2022 (subject to customary provisions providing for extension in the event of certain market disruption events) (the “Hedging Period”). The aggregate upfront premiums paid by Global Payments in respect of the Capped Call Transactions will be $300 million.

In connection with establishing their initial hedge positions in respect of the Capped Call Transactions, Global Payments expects that the Option Counterparties or another designated financial institution will purchase shares of Global Payments’ common stock and/or enter into various derivative transactions with respect to Global Payments’ common stock during the Hedging Period. This activity could increase (or reduce the size of any decrease in) the market price of Global Payments’ common stock during that period. In addition, the Option Counterparties or another designated financial institution may modify their hedge positions by entering into or unwinding various derivative transactions with respect to Global Payments’ common stock and/or purchasing or selling Global Payments’ common stock or other securities in secondary market transactions during and following the conclusion of the Hedging Period and prior to the maturity of the 2029 Notes (and are likely to do so in connection with any conversion of the 2029 Notes). This activity could also cause or avoid an increase or a decrease in the market price of Global Payments’ common stock or the 2029 Notes.

The Capped Call Transactions are separate transactions entered into by Global Payments with each Option Counterparty, are not part of the terms of the 2029 Notes and will not affect the holders’ rights under the 2029 Notes. Holders of the 2029 Notes will not have any rights with respect to the Capped Call Transactions.

The foregoing summary of the Capped Call Transactions does not purport to be complete and is subject to, and qualified in its entirety by the full text of the form of capped call confirmation relating to the Capped Call Transactions, which is filed as Exhibit 10.1 and incorporated by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information related to the issuance of the 2029 Notes contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 3.02.	Unregistered Sale of Securities

As previously disclosed, on August 1, 2022, Global Payments entered into the Investment Agreement pursuant to which Global Payments agreed to issue and sell $1,500,000,000 in aggregate principal amount of the 2029 Notes in a private placement. The 2029 Notes were issued on August 8, 2022, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. Global Payments relied on this exemption from registration based in part on representations made by the Silver Lake Purchasers in the Investment Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of August 8, 2022, between Global Payments Inc. and U.S. Bank Trust Company, National Association, as trustee, related to 1.00% Convertible Senior Notes due 2029

4.2	Form of 1.00% Convertible Senior Notes due 2029 (included in Exhibit 4.1)

10.1	Form of Capped Call Confirmation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward Looking Statements

This communication contains “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, regarding Global Payments, including, but not limited to, statements about the strategic rationale and benefits of the investment by Silver Lake in the form of $1.5 billion in aggregate principal amount of 1.00% convertible senior notes due 2029 and the effects of entering into the Capped Call Transactions (collectively, the “Proposed Transactions”). You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “forecast,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “targeted,” “will,” or “would,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on Global Payments’ current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties, many of which are beyond Global Payments’ control. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and therefore actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: significant transaction costs and/or unknown or inestimable liabilities; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreements relating to the Proposed Transactions, as applicable; failure to realize the expected benefits of the Proposed Transactions, as applicable; risks related to future opportunities and plans for Global Payments, including the uncertainty of expected future regulatory filings, financial performance and results of the combined company following completion of the acquisition of EVO Payments, Inc.; disruptions from the Proposed Transactions, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the diversion of management’s attention from ongoing business operations; effects relating to the announcement of the Proposed Transactions or any further announcements or the consummation of the Proposed Transactions on the market price of Global Payments’ common stock; the risk of potential stockholder litigation associated with the Proposed Transactions, including resulting expense or delay; Global Payments’ ability to settle the par value and interest of the 2029 Notes in cash, the potential impact of settling any other amounts due in cash or Global Payments’ common stock and the use of the proceeds and benefits thereof; and other risks and uncertainties affecting Global Payments, including those described from time to time under the caption “Risk Factors” and elsewhere in Global Payments’ Securities and Exchange Commission (“SEC”) filings and reports, including Global Payments’ Annual Report on Form 10-K for the year ended December 31, 2021 and its other SEC filings and reports. Moreover, other risks and uncertainties of which Global Payments is not currently aware may also affect its forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Global Payments cautions investors that such forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such forward-looking statements. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events as at such dates, even if they are subsequently made available by Global Payments on its website or otherwise. Global Payments disclaims any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC.

Date: August 9, 2022	By:	/s/ David L. Green
David L. Green
Senior Executive Vice President, General Counsel and Corporate Secretary